EXHIBIT A
JOINT FILING STATEMENT
We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Entropic Communications, Inc. is filed on behalf of each of us.
Dated: February 8, 2011
REDPOINT VENTURES II, L.P.
By its General Partner, Redpoint Ventures II, LLC
/s/ John L. Walecka
John L. Walecka
Manager
REDPOINT ASSOCIATES II, LLC
/s/ John L. Walecka
John L. Walecka
Manager
REDPOINT VENTURES II, LLC
/s/ John L. Walecka
John L. Walecka
Manager
REDPOINT TECHNOLOGY PARTNERS A-I, L.P.
REDPOINT TECHNOLOGY PARTNERS Q-I, L.P.
By its General Partner, Redpoint Ventures I, LLC
/s/ John L. Walecka
John L. Walecka
Manager
REDPOINT VENTURES I, LLC
/s/ John L. Walecka
John L. Walecka
Manager

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